EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

James Moore & Co., P.L. hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of R-Tec Technologies, Inc. (the "Company") of our report dated May 7, 2001 on the consolidated financial statements of the Company contained in the Company's annual report on Form 10-K for the year ended December 30, 2000 and to references to our firm in such Registration Statement.

October 11, 2001                                    James Moore & Co., P.L.